UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE GABELLI EQUITY TRUST INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

One Corporate Center
Rye, NY 10580-1422
Tel. (914) 921-5070
Fax (914) 921-5118
www.gabelli.com
info@gabelli.com
The Gabelli Equity Trust Inc.

May 14, 2007
Dear Shareholder:
A Proxy Statement/Prospectus relating to the Annual Meeting of Shareholders of The Gabelli Equity Trust Inc. (the “Fund”) was recently mailed to you. The Annual Meeting was held and adjourned with respect to Proposal 1 on Monday, May 14, 2007, to be reconvened on Wednesday, May 30, 2007. With respect to Proposal 1 described in the Proxy Statement/Prospectus, the Fund is seeking additional shareholder participation in order to approve the proposal. As of the date of this letter, we have not received your vote. If you have since submitted your vote, we thank you for doing so and ask that you disregard this letter.
As one of our larger shareholders, it is very important that your vote be received before the reconvened meeting on May 30. We request that you please take a moment now and cast your vote with respect to Proposal 1 so that your shares may be represented.
We thank you for taking the time to carefully consider the proposal, and appreciate your vote and continued support for the Fund.

For your convenience, another copy of your proxy card(s) is enclosed with this letter. Should you have any questions regarding Proposal 1, please call the toll-free proxy information number 800-239-6513 extension 2612. The following voting options have been established so that you may easily cast your vote:

1.	Vote by Telephone. You may cast your vote by touch-tone phone by calling the toll-free number located on the enclosed proxy card(s).

2.	Vote Through the Internet. You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the prepaid overnight return envelope provided.
If possible, we recommend that you utilize either the telephone or Internet option above so that your vote will be received prior to May 30.
Please do not hesitate to call toll-free 800-239-6513 extension 2612 if you have any questions regarding this matter.
THANK YOU IN ADVANCE FOR YOUR PARTICIPATION!

+
C123456789

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	Common Shareholder

The Gabelli Equity Trust Inc.
This proxy is solicited on behalf of the Board of Directors
The undersigned hereby appoints Mario J. Gabelli, James E. McKee and Bruce N. Alpert, and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of The Gabelli Equity Trust Inc. (the “Fund”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at The Cole Auditorium, The Greenwich library, 101 West Putnam Avenue, Greenwich, Connecticut 06830 on Monday, May 14, 2007 at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.
A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.
This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR the election of the nominees as Directors and in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Please refer to the Proxy Statement for a discussion of Proposal Nos. 1 and 2.

please vote, date and sign below and return promptly in the enclosed envelope.

A	Proposal – The Board of Directors recommends a vote FOR Proposal 1.	FOR	AGAINST	ABSTAIN

1.	To consider and vote upon a proposal to distribute to the Fund’s common shareholders approximately $70 million of the Fund’s net assets in the form of shares of The Gabelli Healthcare & WellnessRX Trust, a newly-organized, closed-end management investment company.	☐	☐	☐

B	Proposal – The Board of Directors recommends a vote FOR all nominees listed.

2.	To elect three (3) Directors of the Fund:

	For	Withhold		For	Withhold		For	Withhold

01 – Mario J. Gabelli, CFA	☐	☐	02 – Thomas E. Bratter	☐	☐	03 – Arthur V. Ferrara	☐	☐

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below

D	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign this proxy exactly as your name(s) appear(s) in the records of the Fund. If joint owners, either may sign. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box